EXHIBIT 3
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                              SUCCESSION AGREEMENT

          THIS SUCCESSION AGREEMENT (this "Agreement") is made as of 11/27, 1997, by and between KRAUSE'S FURNITURE, INC., a Delaware corporation (the "Corporation"), and PHILIP M. HAWLEY ("Hawley"), JOHN F. HAWLEY ("John Hawley"), as Trustee of the Trusts named on the signature page hereof (the "Hawley Trusts"), DR. PHILIP M. HAWLEY, JR., GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") and PERMAL CAPITAL MANAGEMENT, INC. ("Permal"), and each of the other stockholders of the Corporation whose name is set forth on the signature page(s) hereof (all of such parties other than the Corporation, collectively, the "Stockholders"), with reference to the following facts:

          A. The Stockholders and the Corporation, among others, are parties to that certain Stockholders Agreement dated August 26, 1996 by and among the Corporation and certain of its stockholders (the "Stockholders Agreement"), which sets forth certain rights and obligations of certain stockholders of the Corporation, including the designation of Philip M. Hawley ("Hawley") as a director and Chairman of the Board of Directors of the Corporation (the "Board") for so long as he serves as Chief Executive Officer of the Corporation and certain rights of first refusal among the parties thereto.

          B. Hawley has requested that the other parties hereto agree to a designated successor that will represent the interests of the Hawley Group on the Board if Hawley no longer serves as a director of the Corporation and, in reliance on the agreement thereto by certain of the parties hereto, the persons composing the Hawley Group entered into the Stockholders Agreement.

          C. The Stockholders own a majority of the issued and outstanding shares of the Common Stock of the Corporation (the "Shares") and deem it to be in their best interests and in the best interest of the Corporation to provide for the designation of a successor to Hawley in his capacity as a member of the Board of the Corporation (but not as Chairman of the Board).

          D. The members of the Hawley Group and GECC have determined that it is in their best interests to enter into an agreement with respect to any purchase of any Common Stock offered by members of the Permal Group.

          NOW, THEREFORE, IN CONSIDERATION OF the foregoing facts and the mutual interests of the parties hereto in the success of the Company, and in reliance hereon, the parties agree as follows:

          1. Definitions. Any capitalized term used in this Agreement without definition shall have the meaning ascribed to that term in the Stockholders Agreement.

          2. Voting. If Hawley ceases to serve as a member of the Board, each Stockholder shall vote such Stockholder's shares of the Corporation and shall take all actions necessary and within its power to insure that John Hawley is elected to fill the vacancy created by Hawley's absence as soon as practicable after Hawley has ceased to serve, and to vote such Stockholder's shares and take all actions necessary to insure that John Hawley continues to serve as a member of the Board thereafter. If John Hawley is unavailable to serve as director or ceases to serve as director, then each Stockholder shall vote such Stockholder's shares of the Corporation and shall take all actions necessary to insure that the individual nominated by John Hawley's successor as Trustee of the Hawley Trusts and having qualifications similar to those of John Hawley or any other director of the Corporation serves as director under the same terms that would have applied to John Hawley hereunder.

          3. No Change in Directors. The parties shall take all appropriate measures to cause the number of directors of the Corporation to remain at a level that will permit the continued service of Hawley or a successor as designated herein as a member of the Board of Directors of the Corporation.

          4. Permal Shares. GECC and each of the members of the Hawley Group, each in favor of the others, covenants that if any of them (for purposes of this Section, an "Offeree") has the opportunity to purchase any Common Stock owned by any member of the Permal Group, whether by offer to the Offeree from a member of the Permal Group or due to a solicitation by the Offeree, or otherwise, the Offeree shall promptly notify the parties subject of this Section of the opportunity and shall allow them the right to participate in such purchase and acquire Common Stock sold by any member of the Permal Group. The number of Shares that may be purchased by each of them, respectively, shall be (i) as between GECC and all of the members of the Hawley Group together, in proportion with the number of shares of Common Stock owned by GECC or the Hawley Group, respectively, as a percentage of the aggregate Common Stock then owned by GECC and all Hawley Group together, and (ii) as among the members of the Hawley Group, in proportion with the number of shares of Common Stock owned by such member as a percentage of the Common Stock then owned by all Hawley Group members electing to purchase Common Stock hereunder. The rights in this Section are in addition to and subordinate to the provisions of the Stockholders Agreement, which are not amended or altered hereby. Any failure to exercise the rights in this Section within 15 days of receipt of notice shall be deemed a waiver of such rights.

          5. Duration. The obligations of the Stockholders under this Agreement shall continue so long as (a) the Hawley Group owns an aggregate of at least (i) 1,000,000 shares of the Common Stock.

          6. Counterparts. This agreement may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Succession Agreement as of the date first above written.

                                    KRAUSE'S FURNITURE, INC.
                                    a Delaware corporation

                                    By:/s/ Philip M. Hawley
                                       --------------------------------------
                                       Philip M. Hawley, President

Stockholders:

Dated 11/27/97, 1997                /s/ Philip M. Hawley
                                    -----------------------------------------
                                    PHILIP M. HAWLEY

Dated Nov. 27, 1997                 /s/ Dr. Philip M. Hawley, Jr.
                                    -----------------------------
                                    DR. PHILIP M. HAWLEY, JR.

Dated Nov. 27, 1997                 /s/ John F. Hawley
                                    -----------------------------------------
                                    JOHN F. HAWLEY, as Trustee of
                                    the following Trusts
                                    ALLISON BOOTH HAWLEY TRUST I
                                    CAITLIN HALE HAWLEY TRUST I
                                    MAUREEN ERIN HAWLEY TRUST I
                                    SHANNON FOLLEN HAWLEY TRUST I
                                    HAWLEY FAMILY TRUST

                                    GENERAL ELECTRIC CAPITAL
                                      CORPORATION

Dated 12/3, 1997                    By:/s/ George Hashbarger Jr.
                                       --------------------------------------
                                    Name:  George Hashbarger Jr.
                                    Title: DEPT OPERATIONS MANAGER

                                    PERMAL CAPITAL MANAGEMENT, INC.

Dated 12-3, 1997                    By:/s/ Thomas M. DeLitto
                                       --------------------------------------
                                       Thomas M. DeLitto, President

                                    PERMAL CAPITAL PARTNERS, LP

                                    By: PERMAL MANAGEMENT CORPORATION
                                        Its: Investment Manager

Dated 12-3, 1997                        By:/s/ Thomas M. DeLitto
                                           ----------------------------------
                                           Thomas M. DeLitto, President

                                    JAPAN OMNIBUS LIMITED
                                    (formerly known as Edson Investments, Inc.)

Dated ___________, 1997             By: /s/ James R. Hodge
                                       --------------------------------------
                                    Name:   James R. Hodge
                                    Title:  Portfolio Manager

Dated ___________, 1997             /s/ Jean R. Perrette
                                    -----------------------------------------
                                    JEAN R. PERRETTE

Dated ___________, 1997             /s/ Isaac Robert Souede
                                    -----------------------------------------
                                    ISAAC ROBERT SOUEDE

Dated 12-3-, 1997                   /s/ Thomas M. DeLitto
                                    -----------------------------------------
                                    THOMAS M. DELITTO

                                    ATCO HOLDINGS, LTD.

Dated 12/23/, 1997                  By:/s/ Kamal Abdelnour
                                       --------------------------------------
                                       Kamal Abdelnour, Authorized Agent

                                    ATCO DEVELOPMENT, INC.

Dated 12/23/, 1997                  By:/s/ Kamal Abdelnour
                                       --------------------------------------
                                       Kamal Abdelnour, President/CEO